Exhibit 99.2

Click to edit Master title style TREC Your Specialty Chemical Partner Second Quarter 2017 Financial Results August 3, 2017

2 Safe Harbor Statements in this presentation that are not historical facts are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995 . Forward looking statements are based upon Management's belief, as well as, assumptions made by and information currently available to Management . Because such statements are based upon expectations as to future economic performance and are not statements of fact, actual results may differ from those projected . These risks, as well as others, are discussed in greater detail in Trecora Resources' filings with the Securities and Exchange Commission, including Trecora Resources' Annual Report on Form 10 - K for the year ended December 31 , 2016 , and the Company‘s subsequent Quarterly Reports on Form 10 - Q .

3 Second Quarter 2017 Overview » Continued progress on transformational capital projects » Enable the Company to fully participate in the resurgence of the North American chemical industry » Solid prime product volumes at South Hampton Resources » Prior to start - up of major new demand projects » Advanced Reformer project start - up expected in Q4 » Trecora Chemical: Continued progress in the right direction » Acquisition of B Plant increased capabilities » Distillation Unit delivered $500K of revenues in the second quarter » Hydrogenation Unit starting up on first project » AMAK shipped significant increase in concentrate volumes to the port

4 SHR Update • Quarterly prime product volume increased 20% from Q2 2016 • International sales impacted by reduced off - take by Canadian oil sands customer • Start up of major customer’s PE expansion on track for Q3 • Second Canadian oil sands customer expected to start in early 2018 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2009 2010 2011 2012 2013 2014 2015 2016 1H17 International % of petrochemical volume sold 2Q17 1Q17 2Q16 2Q15 All Products 20.8 17.3 17.0 19.6 Prime Products 16.3 13.9 13.6 16.2 Byproducts 4.5 3.4 3.4 3.4 Deferred Sales 2.4 1.6 1.7 1.8 (million gallons) Petrochemical Sales Volumes

5 SHR Update » Silsbee plant ran well throughout the quarter » Extra capacity allows for significant flexibility and reliability » Without capital reimbursement payments, quarterly custom processing revenues up 14.4% year on year » New Products » Successfully developed new cost - effective process for first product » Sold 63K gallons in Q2 with a dditional export interest » Products two and three remain in development with fourth product on hold » SHR Advanced Reformer » $58 million; on schedule for start up in 4Q17 » Additional $6 million in capital since last estimate due to: » Continued increases for special metallurgy piping » Tight skilled labor – increased rates; greater use of contractors » Capitalized interest not included initially » Add ~$6 - 7 million of EBITDA in 2018; Additional $6 - 7 million by 2022

6 SHR Advanced Reformer Project  Last quarter Now 

Trecora Chemical Update

- **Quarterly Revenue** – up 32% year over year and down 1% sequentially
- **Wax Sales**
  - Sales volumes for high margin Hot Melt Adhesives up 58% from Q1
  - Signed exclusivity agreement with a large supplier of PVC lubricants
  - Received significant road marking order and achieved another record quarter to European distributor
- **Custom Processing**
  - Revenues up 46% from a year ago
  - Nineteen proposals, one successful trial and four new contracts during the quarter
- **B Plant**
  - B Plant revenues of $2.2 million for the first half of the year; we expect $4-$6 M/year in EBITDA run-rate by end of 2018
- **TC Hydrogenation/Distillation Unit**
  - Distillation Unit generated revenue of $500K in second quarter and Hydrogenation Unit starting up
  - Total capital estimate is now ~$25 million with additional costs primarily due to increased skilled labor costs and additional stainless steel flanges/piping
  - Expect additional $6-$8 M/year in EBITDA run rate at end of 2018

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8 TC Hydrogenation/Distillation Project  One Year Ago Now  Up and running

AMAK Mine Developments

- **Second Quarter Operations**
  - No sales during the quarter
  - Underground operations performing well – 111K tons of ore produced during the quarter
  - The process plant showed continued improvement
  - 54% more copper concentrate and 60% more zinc concentrate were shipped to the port this quarter than the previous quarter
  - Metal content in the concentrates also increased significantly

- **Exploration**
  - Exploration results and mineral resources update for Guyan complete
  - Additional drilling expected to start in 3Q17 in Al Aqiq (adjacent to Guyan – similar geology)
  - Expect Life of Mine update (for copper and zinc) in the 4Q17 (drilling has been slow but accelerating)

- **Precious Metal Circuit**
  - SART concentrate cake potentially saleable
  - Continued work on optimizing leaching process
  - Gold and silver smelting planned for 3Q17

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10 Financial Summary – 2 nd Quarter 2017 » Adjusted EBITDA was $8.4 million as compared to $8.9 million second quarter 2016 and $7.4 million first quarter 2017. » Adjusted EBITDA of $15.7 million for first half of 2017 compared to $18.0 million for first half of 2016. » Cap Ex of $27.8 million for first half of 2017 » Debt at June 30, 2017 of $89.8 million including borrowings of $21.0 million on Revolver. » Revolver capacity increased from $40 million to $60 million. Q2 2017 Q1 2017 Q2 2016 1H2017 1H2016 Diluted EPS $ 0.03 $ 0.06 $ 0.41 $ 0.09 $ 0.70 Adjusted EPS* $ 0.12 $ 0.09 $ 0.13 $ 0.20 $ 0.29 Adjusted EBITDA* $ 8.4 $ 7.4 $ 8.9 $ 15.7 $ 18.0 Adj EBITDA Margin* 13.5% 13.3% 18.1% 13.4% 17.8% Cap Ex** $ 13.9 $ 13.9 $ 10.8 $ 27.8 $ 18.4 Debt $ 89.8 $ 84.8 $ 78.1 $ 89.8 $ 78.1 * see GAAP reconciliation ** 2016 includes B Plant

11 Petrochemical Revenue & Volume Summary - 5 10 15 20 25 30 $- $10 $20 $30 $40 $50 $60 $70 $80 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Gallons Revenue Petrochemical Sales Revenue and Volume (in millions) Prime Byproducts Revenue

12 Petrochemical Feed Cost Summary Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Processed Feedstock Cost versus Market Price (per gallon) Processed Cost Market

13 Trecora Chemical: Strong and Steady Growth in Wax Volumes and Revenues Revenues Volumes - 2,000,000 4,000,000 6,000,000 8,000,000 10,000,000 12,000,000 - 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 Q215 Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 Wax Revenues($) Wax Volume (Lbs)

14 SHR and TC Custom Processing Revenue Overview $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Q215 Q315 Q415 Q116 Q216 Q316 Q416 Q117 Q217 In Thousands SHR TC

15 Closing Remarks » Solid progress in the second quarter of 2017 » Prime product sales growth » Quarterly sales at TC consistent with 1 st quarter record » Nearing completion of last two transformational capital projects » AMAK Mine operations improving steadily » Numerous industry opportunities » Expanding petrochemical production capacity » Stronger demand from polyethylene manufacturers » New PE plant start up in 2H17; second oil sands mine to start - up in early 2018 » Numerous catalysts to drive growth » Advanced Reformer unit progressing – will increase byproduct value » Distillation Unit is on - line and revenue generating; Hydrogenation Unit currently starting » Opportunity for monetization of investment in AMAK Mine

16 Q&A Thank You Please visit our websites: www.trecora.com www.southhamptonr.com www.TrecChem.com www.amak.com.sa

17 Appendix CAPITAL PROJECT EBITDA ESTIMATES Project potential EBITDA and approximate time frame Total Potential Incremental Annual EBITDA Estimate: $28 million - $36 million; 2018 – 2022 Capex Estimated EBITDA add Timeframe South Hampton (in millions) D Train $30 $6 - $8 2018 - 2020 Advanced Reformer $ 58 $12 - $14 2018 - 2020 Trecora Chemical Hydrogenation/Distillation $25 $6 - $8 2018 B Plant $2 $4 - $6 2017 - 2018

Appendix

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1)

	Three months ended			Six months ended	
	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
NET INCOME	$ 832	$ 1,487	$ 10,252	$ 2,319	$ 17,476
			0		
Bargain purchase gain	$0	$0	($11,549)	$0	($11,549)
Equity in (earnings) losses of AMAK	3,298	966	1,017	4,264	(4,350)
Taxes at statutory rate of 35%	$1,154	$338	($3,686)	$1,492	($5,565)
Tax effected equity in AMAK	$2,144	$628	($6,846)	$2,772	($10,334)
Diluted weighted average number of shares	25,034	25,054	24,885	25,044	24,985
Estimated effect on diluted EPS	$0.09	$0.03	($0.28)	$0.11	($0.41)
Diluted EPS	$0.03	$0.06	$0.41	$0.09	$0.70
Adjusted EPS	$0.12	$0.09	$0.13	$0.20	$0.29

NET INCOME	$ 832	$ 1,487	$ 10,252	$ 2,319	$ 17,476
Interest	678	636	607	1,314	1,235
Taxes	332	1,061	5,692	1,393	9,339
Depreciation and amortization	205	204	187	409	364
Depreciation and amortization in cost of sales	2,363	2,384	2,028	4,747	4,247
EBITDA	4,410	5,772	18,766	10,182	32,661
Share based compensation	656	633	627	1,289	1,274
Bargain purchase gain	-	-	(11,549)	-	(11,549)
Equity in losses of AMAK	3,298	966	1,017	4,264	(4,350)
Adjusted EBITDA	$ 8,364	$ 7,371	$ 8,861	$ 15,735	$ 18,036
Revenue	62,115	55,542	48,854	117,657	101,054
Adjusted EBITDA Margin (adjusted EBITDA/revenue)	13.5%	13.3%	18.1%	13.4%	17.8%

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(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

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